SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 30, 2002

PAC-WEST TELECOMM, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

CALIFORNIA (State or other jurisdiction of incorporation)	000-27743 (Commission File Number)	68-0383568 (IRS Employer Identification No.)

1776 W. March Lane, Suite 250
Stockton, California 95207
(Address of Principal Executive Offices, including Zip Code)

(209) 926-3300
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

     On December 30, 2002, Pac-West Telecomm, Inc. issued a press release announcing that it will purchase $11,387,000 aggregate principal amount of its outstanding Senior Notes pursuant to its previously announced Cash Tender Offer and Related Consent Solicitation which expired at 5:00 pm EST on December 27, 2002. The press release is filed as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)  Exhibits

99.1	Press Release dated December 30, 2002.

SIGNATURES

     According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on December 30, 2002.

PAC-WEST TELECOMM, INC.

/s/ H. Ravi Brar

Date: December 30, 2002	By: H. Ravi Brar Its: Chief Financial Officer

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